Exhibit 99.1

Kingswood Acquisition Corp. Prices $100 Million Initial Public Offering

November 19, 2020 – Kingswood Acquisition Corp., a newly organized blank check company formed as a Delaware corporation, today announced the pricing of its initial public offering of 10 million units at an offering price of $10.00 per unit, with each unit consisting of one share of Class A common stock and three-fourths of a warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at $11.50 per share. The units will trade under the ticker symbol “KWAC.U” beginning November 20, 2020. Kingswood Acquisition Corp. expects the initial public offering to close on November 24, 2020, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the Class A common stock and the warrants are expected to be traded on the NYSE under the symbols “KWAC” and “KWAC WS,” respectively.

Oppenheimer & Co. Inc. is the sole bookrunning manager for the IPO and Odeon Capital Group, LLC is the lead manager. Kingswood Acquisition Corp. has granted the underwriters a 30-day option to purchase up to 1,500,000 additional units at the IPO price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering has been declared effective by the U.S. Securities and Exchange Commission on November 19, 2020. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Oppenheimer & Co. Inc. at 85 Broad St., New York, NY 10004 or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kingswood Acquisition Corp.

Kingswood Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company intends to identify a target business in the financial services industry with a focus on delivering differentiated financial services in the wealth management, financial advisory and investment management sectors to the mass affluent and private client investor community. Kingswood Acquisition Corp. is led by Gary Wilder, Group CEO of Kingswood (AIM: KWG) and Executive Chairman of Kingswood US, who will serve as Executive Chairman and Director, and Michael Nessim, President of Kingswood US and CEO of Benchmark Investments, who will serve as CEO and Director. Kingswood Acquisition Corp.’s Board of Directors includes Larry Roth, managing partner of RLR Strategic Partners LLC, a consulting firm to senior management teams, boards of directors and advisory boards of wealth management firms and former Chief Executive Officer of Cetera Financial Group.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

For media:
Abby Aylman Cohen
Greentarget
917-596-4758
acohen@greentarget.com

For investors:
Gary Wilder
Executive Chairman
Kingswood Acquisition Corp.
+447770337995
gary.wilder@moorparkcapital.com

Michael Nessim
Chief Executive Officer
Kingswood Acquisition Corp.
917-848-0971
mnessim@benchmarkinvestments.com